Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We have issued our report dated February 17, 2009, except as to Note 19 which is as of December 22, 2009, with respect to the consolidated financial statements and schedule (which report expressed an unqualified opinion and includes explanatory paragraphs referring to the Company’s adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R),” and Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement 109”) and our report dated February 17, 2009 with respect to internal control over financial reporting appearing in the Current Report on Form 8-K dated December 22, 2009 of The Geo Group, Inc. , which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said reports in the Registration Statement and to the use of our name as it appears under the caption “Experts.”
/s/ Grant Thornton LLP
Miami, Florida
December 22, 2009